Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 14, 2021, with respect to the consolidated financial statements of Airspan Networks Inc. contained in the Final Prospectus, filed on September 20, 2021, relating to the Registration Statement on Form S-1 (File No. 333- 259446), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Ft. Lauderdale, Florida

October 18, 2021